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                                                                   EXHIBIT 23.07


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this registration statement of AmeriQuest Technologies, Inc. on Form S-8 of our report on Ross White Enterprises, Inc. d/b/a "National Computer Distributors" Financial Statements on our audits of the financial statements and the financial statement schedules of Ross White Enterprises, Inc. d/b/a "National Computer Distributors."

                                       COOPERS & LYBRAND L.L.P.

  Miami, Florida
  August 21, 1995

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